SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT 1 to

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

December 13, 2011

Date of Report (Date of Earliest Event Reported)

Iron Eagle Group, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	0-22965	27-1922514
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 West 62nd Street, Suite 23F
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(888) 481-4445

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment 1 to Form 8-K is being filed solely to correctly attach the schedules to the TruVal Share Purchase Agreement.  No other changes are being made to the Form 8-K, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Tru-Val Electric Group, LLC share purchase agreement

On February 7, 2012, the registrant and Tru-Val Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of the registrant entered into a share purchase agreement with Tru-Val Electric Corp. and Christopher Totaro.  Mr. Totaro owns 100% of the common shares of Tru-Val Electric Corp.

Purchase Price. The aggregate purchase price to be paid by the registrant for the common shares shall consist of (i) the assumption of debt; (ii) equity to Mr. Totaro in the form of common shares of the registrant and (iii) the preferred equity subject to the adjustment:

Assumption of Debt. At closing, registrant shall assume certain debt and liabilities from Tru-Val Electric Corp. totaling approximately seven million ($7,000,000.00) dollars.

Equity to Mr. Totaro. At closing, the registrant shall issue its restricted common shares to Mr. Totaro, or Mr. Totaro’s designee, such that Mr. Totaro, or said designee, shall own forty percent (40%) of the total issued and outstanding stock of the registrant.  At closing, Mr. Totaro’s common shares of the registrant shall be subject to the following restrictions:

Fifty percent (50%) of the common shares may not be sold to a third party purchaser for value for a period of twelve (12) months following the anniversary of the closing date; and

The remaining fifty (50%) percent of Mr. Totaro’s common shares may not be sold to a third party purchaser for value for a period of twenty-four (24) months following the anniversary of the closing date.

Preferred Equity. In addition to Mr. Totaro’s common shares, at closing, the registrant shall issue to Mr. Totato’s, or his designee, preferred shares in the registrant equal to one million ($1,000,000.00) dollars of such preferred shares.

Preferred Equity Adjustment. The debt difference shall be defined as seven million ($7,000,000.00) dollars less the actual assumed debt of Tru-Val Electric, as set forth in the final debt statement. The preferred equity shall be adjusted by the amount of the debt difference.  Notwithstanding anything contained herein to the contrary, at closing, the preferred equity increase shall not be less than $1,000,000.00.

Conversion Agreement

On January 27, 2012, the registrant entered into a conversion agreement with Jason M. Shapiro, Belle Haven Partners LLC, Jake A. Shapiro as president of Belle Haven, Joseph E. Antonini, Gary J. Giulietti, Jed M. Sabio, and Edward M. English.

Pursuant to the agreement, the above individuals agreed to convert the following amounts owed to them by the registrant into common shares at a conversion price of $0.25 per common share.

Jason M. Shapiro

$408,750 into 1,635,000 common shares

Belle Haven

$659,439 into 2,637,756 common shares

Joseph E. Antonini

$59,555 into 238,219 common shares

Gary J. Giulietti

$69,555 into 278,219 common shares

Jed M. Sabio               $48,500 into 194,000 common shares

Share issuance pursuant to English Employment Agreement.  Pursuant to the English employment agreement dated December 13, 2011 and other agreements between registrant and Ed English, the registrant agreed to issue 884,015 shares to Ed English. In addition, as a performance bonus, Iron Eagle will issue English 1,037,409 shares upon the next acquisition of a company by Iron Eagle.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2011, the registrant appointed Edward English as its chief executive officer and its fourth board member.

Effective December 13, 2011, Jason M. Shapiro voluntarily resigned as chief executive officer due to the changing needs of the registrant.

On December 13, 2011, Edward English was appointed to serve as a director of the registrant until the next annual meeting of the shareholders.

Ed English is a third generation contracting executive with thirty years’ construction experience, performing chairman and chief executive officer duties, as well as field operation, corporate operation, and corporate governance functions.  At the age of twenty-two, Mr. English founded Fourth Avenue Enterprise Piping Corp., a mechanical contractor specializing in all aspects of NYC public construction markets including higher education, corrections, firehouse, housing, and NYC DEP projects.   In 2000, Mr. English sold Fourth Avenue to KeySpan Energy Corporation, a New York public utility, and took up an executive position with KeySpan.  While at KeySpan, Mr. English was promoted to overseeing operations of KeySpan’s eight major east coast mechanical contractors.

When KeySpan decided to exit the construction energy-services sector, Mr. English was part of a three member management group which repurchased WDF, Inc., a Mount Vernon, NY plumbing and mechanical contractor, and one of the largest KeySpan mechanical contractors.  He assumed the role of its president until 2006, when he left to take the chairman position at Tru-Val Electric Corp., responsible for business development, growing and creating both industry and customer relationships, bidding and workflow direction, operational procedures, and instituting/executing corporate strategy.  After achieving the agreed-upon goals at Tru-Val, Mr. English used his expertise to become an operations consultant to the construction industry.

Mr. English has been a board member, and past president, of the Mechanical Contractors Association of New York.  He has served as an Industry Trustee for the Steamfitters Local 638 Pension Plan and Welfare Fund, is a former Treasurer of the NYC Subcontractors Trade Association and a past member of the BTEA Board of Governors.   Mr. English was given the Life Organization’s prestigious “Construction Industrial Achievement Award” in 2001 for his industry achievements.

Ed English Employment Agreement

On December 13, 2011, the registrant entered into an employment agreement with Edward English that is effective as of December 13, 2011 and expires on September 30, 2015, unless previously terminated by either party.  Purchase to the employment agreement, Mr. English agreed to serve as our chief executive officer.

a.

Accrued Compensation. Notwithstanding anything else in the Agreement, Mr. English and registrant agree that Mr. English’s compensation, severance, auto allowance, and /or other benefits will accrue from the start date until the registrant closes the acquisition of Tru-Val Electric Corporation, a New York corporation and completes the Tru-Val funding.  In the event Mr. English terminates the agreement in accordance with the provisions of Section 1(b)(4) of the agreement, and in such event, the registrant shall have no obligation to make any payment to Mr. English, whether compensation, severance, auto allowance, and/or other benefits defined in the agreement.

b.

Signing Bonus. The registrant will pay Mr. English a signing bonus in cash of $60,000.

 c.

Base Compensation. The registrant will pay Mr. English an annual gross base salary in cash as per the following schedule, which shall be payable at least semi-monthly:

(i) Start Date through December 31, 2012: Two Hundred Fifty Thousand ($250,000.00) Dollars;

(ii) January 1, 2012 through December 31, 2013: Three Hundred Thousand ($300,000.00) Dollars;

(iii) January 1, 2013 through December 31, 2014: Three Hundred Fifty Thousand ($350,000.00) Dollars; and

(iv) January 1, 2014 through September 14, 2015: Four Hundred Thousand ($400,000.00) Dollars.

d.

Guaranteed Annual Bonus Pool Compensation. Commencing April 1st and ending March 31st each year during the term, the registrant shall pay to Mr. English (not later than ninety (90) days next following the expiration of each anniversary year) fifty (50%) percent of the bonus pool, which such bonus pool shall equal ten (10%) percent of the consolidated pre-tax income of the registrant earned in the anniversary year then ending (before deduction for any payment from such bonus pool.  Mr. English’s guarantee annual bonus pool compensation shall not exceed five hundred thousand ($500,000.00) dollars without the approval of the board of directors, voting to the exclusion of Mr. English, who shall not be entitled to vote thereon.

e.

Additional Bonuses.  In addition to the annual bonus pool compensation, the registrant shall pay to Mr. English a completion bonus on the closing of the Tru-Val funding in the amount of two hundred fifty thousand ($250,000.00) dollars.  In addition thereto, the registrant shall pay to Mr. English such additional bonuses (payable in cash and/or common shares of the registrant) at such time(s), in such amount and upon such terms as shares of common shall be determined in the sole discretion of the compensation committee of the board of directors and ratified by the board (with Mr. English abstaining from any such vote).

f.

Equity.  Effective as of the start date, Mr. English shall be granted restricted common stock of the registrant, such that Mr. English shall own fifteen (15%) percent of the total issued and outstanding stock of the registrant.  For a period of three (3) months after the start of the agreement, no material dilution thereof may occur without Mr. English’s prior written consent.  Thereafter, material dilution of Mr. English’s equity may occur only in the event, and to the extent, of the dilution of the equity interests of all other shareholders of the registrant existing as of the date of the proposed material dilution.  This common stock shall vest over a twenty (24) month period, on a straight line basis (i.e., 1/24 per month).

g.

Incentive Stock Options.  Mr. English shall be entitled to participate in such stock options or incentive stock compensation as shall be established from time to time by the board of directors.  The time, amount and grant of options shall be in the sole discretion of the board of directors based upon Mr. English’s performance on an annual basis.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

No.

Description

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Ex 10.1

Tru-Val Share Purchase Agreement entered into of February 7, 2012 between Iron Eagle Group, Inc., Tru-Val Electric Group, LLC, Tru-Val Electric Corp., and Christopher Totaro.

Ex 10.2

Conversion Agreement dated January 27, 2012 between Iron Eagle Group, Inc., Belle Haven Partners LLC, Joseph E. Antonini, Gary J. Giulietti, Edward M. English, and Jed M. Sabio.

Ex 10.3

Employment Agreement made December 13, 2011 for Edward English.

Ex 99:

Tru-Val Electric press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.

By:      /s/ Jason M. Shapiro

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         Jason M. Shapiro

         Chief Financial Officer

Dated:  September 18, 2012